As filed with the Securities and Exchange Commission on May 9, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DOLBY LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	90-0199783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Potrero Avenue

San Francisco, California 94103-4813

(415) 558-0200

(Address including zip code, and telephone number, including area code, of principal executive offices)

2005 STOCK PLAN

(Full title of the plans)

Mark S. Anderson, Esq.

Executive Vice President, General Counsel and Secretary

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, California 94103-4813

(415) 558-0200

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Thomas C. DeFilipps, Esq.

Mark B. Baudler, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock $0.001 par value	6,000,000 shares	$44.71(2)	$268,260,000.00(2)	$10,542.62
TOTAL	6,000,000 shares	—	$268,260,000.00	$10,542.62

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

(2)	Estimated in accordance with Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon $44.71, the average of the high and low prices of the Registrant’s Class A common stock on May 7, 2008, as reported on the New York Stock Exchange.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of Class A Common Stock of Dolby Laboratories, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2005 Stock Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-122908) filed by us with the Securities and Exchange Commission (the “SEC”) on February 18, 2005 are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. In addition, the following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 filed with the SEC on November 21, 2007, which includes the audited consolidated balance sheets of the Registrant as of September 28, 2007 and September 29, 2006 and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended September 28, 2007, and the related financial statement schedule.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2007 filed with the SEC on January 31, 2008.

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2008 filed with the SEC on May 1, 2008.

(4)	The Registrant’s Current Report on Form 8-K filed with the SEC on November 13, 2007, as amended by Registrant’s Amendment to Current Report on Form 8-K/A filed with the SEC on January 25, 2008.

(5)	The Registrant’s Current Report on Form 8-K filed with the SEC on November 20, 2007.

(6)	The Registrant’s Current Report on Form 8-K filed with the SEC on February 11, 2008.

(7)	The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 9, 2005, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or superseded such statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

Incorporated by Reference Herein
Exhibit Number	Description	Form	Date

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

99.1	2005 Stock Plan, as amended and restated	Current Report on Form 8-K	February 11, 2008

99.2	Form of Stock Option Agreement under the 2005 Stock Plan	Quarterly Report on Form 10-Q	August 11, 2005

99.3	Form of Executive Stock Option Agreement under the 2005 Stock Plan	Current Report on Form 8-K	June 17, 2005

99.4	Form of Executive Stock Option Agreement—United Kingdom under the 2005 Stock Plan	Current Report on Form 8-K	June 17, 2005

99.5	Form of Stock Option Agreement—United Kingdom under the 2005 Stock Plan	Current Report on Form 8-K	June 17, 2005

99.6	Form of Stock Option Agreement—Hong Kong under the 2005 Stock Plan	Quarterly Report on Form 10-Q	August 2, 2006

99.7	Form of Stock Option Agreement—International under the 2005 Stock Plan	Quarterly Report on Form 10-Q	August 2, 2006

99.8	Form of Stock Option Agreement—People’s Republic of China under the 2005 Stock Plan	Annual Report on Form 10-K	November 21, 2007

99.10	Form of Stock Option Agreement—Canada under the 2005 Stock Plan	Annual Report on Form 10-K	November 21, 2007

99.11	Form of Stock Appreciation Right Agreement—International under the 2005 Stock Plan	Current Report on Form 8-K	June 17, 2005

99.12	Form of Restricted Stock Unit Agreement – U.S. under the 2005 Stock Plan	Current Report on Form 8-K	November 20, 2007

99.13	Form of Restricted Stock Unit Agreement – U.K. under the 2005 Stock Plan	Current Report on Form 8-K	November 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dolby Laboratories, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 9th day of May, 2008.

DOLBY LABORATORIES, INC.

By:	/s/ N. W. Jasper, Jr.
N. W. Jasper, Jr. President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints N. W. Jasper, Jr. and Kevin J. Yeaman, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connections therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue of hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ray Dolby Ray Dolby	Chairman of the Board	May 9, 2008

/s/ N. W. Jasper, Jr. N. W. Jasper, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/s/ Kevin J. Yeaman Kevin J. Yeaman	Chief Financial Officer (Principal Accounting and Financial Officer)	May 9, 2008

/s/ Peter Gotcher Peter Gotcher	Director	May 9, 2008

/s/ Ted Hall Ted Hall	Director	May 9, 2008

/s/ Sanford Robertson Sanford Robertson	Director	May 9, 2008

/s/ Roger Siboni Roger Siboni	Director	May 9, 2008

INDEX TO EXHIBITS

Incorporated by Reference Herein
Exhibit Number	Description	Form	Date

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

99.1	2005 Stock Plan, as amended and restated	Current Report on Form 8-K	February 11, 2008

99.2	Form of Stock Option Agreement under the 2005 Stock Plan	Quarterly Report on Form 10-Q	August 11, 2005

99.3	Form of Executive Stock Option Agreement under the 2005 Stock Plan	Current Report on Form 8-K	June 17, 2005

99.4	Form of Executive Stock Option Agreement—United Kingdom under the 2005 Stock Plan	Current Report on Form 8-K	June 17, 2005

99.5	Form of Stock Option Agreement—United Kingdom under the 2005 Stock Plan	Current Report on Form 8-K	June 17, 2005

99.6	Form of Stock Option Agreement—Hong Kong under the 2005 Stock Plan	Quarterly Report on Form 10-Q	August 2, 2006

99.7	Form of Stock Option Agreement—International under the 2005 Stock Plan	Quarterly Report on Form 10-Q	August 2, 2006

99.8	Form of Stock Option Agreement—People’s Republic of China under the 2005 Stock Plan	Annual Report on Form 10-K	November 21, 2007

99.10	Form of Stock Option Agreement—Canada under the 2005 Stock Plan	Annual Report on Form 10-K	November 21, 2007

99.11	Form of Stock Appreciation Right Agreement—International under the 2005 Stock Plan	Current Report on Form 8-K	June 17, 2005

99.12	Form of Restricted Stock Unit Agreement – U.S. under the 2005 Stock Plan	Current Report on Form 8-K	November 20, 2007

99.13	Form of Restricted Stock Unit Agreement – U.K. under the 2005 Stock Plan	Current Report on Form 8-K	November 20, 2007